REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM



Shareholders and Board of Trustees
Northern Lights Fund Trust
80 Arkay Drive, Suite 110
Hauppauge, New York 11788


In planning and performing our audit of
the financial statements of EAS Crow
Point Alternatives Fund (the "Fund"), a
series of Northern Lights Fund Trust as of and for the year ended April 30, 2016, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered
the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting.   In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.   A company's
internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A company's internal control over
financial reporting includes those
policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.   Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk that
controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not
allow management or employees, in the
normal course of performing their
assigned functions, to prevent or detect
misstatements on a timely basis.   A
material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.





Shareholders and Board of Trustees
Northern Lights Fund Trust
Page Two





Our consideration of the Fund's
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of April 30, 2016.

This report is intended solely for the
information and use of management, the
Board of Trustees of the Northern Lights
Fund Trust and the Securities and
Exchange Commission, and is not
intended to be and should not be used by anyone other than these specified parties.




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Philadelphia, Pennsylvania
June 29, 2016